UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Tribune Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Tribune Company
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Tribune Company
Commission File No.: 001-08572

THIS FILING CONSISTS OF (1) A COMMUNICATION TO EMPLOYEES OF TRIBUNE COMPANY POSTED ON THE TRIBUNE EMPLOYEE INTRANET ON MAY 31, 2007 AND (2) A PRESS RELEASE OF TRIBUNE COMPANY ISSUED ON MAY 31, 2007.

Tender Offer Q&A

I did not participate in the tender offer. What happens now?

If you did not participate in the tender offer or if all of your shares are not accepted for payment, all shares of Tribune common stock that you own at the time of the merger closing will be converted to cash at $34 per share. If the merger has not closed by Jan. 1, 2008, you will also receive an additional amount of cash based upon an 8 percent annualized “ticking fee” (similar to interest) that accumulates from Jan. 1, 2008, until closing on shares that you continue to hold. The merger is subject to a number of conditions including financing, as well as regulatory and shareholder approvals. If certain conditions cause the merger not to close, the remaining outstanding shares of common stock will not be cashed out.

Please note that your Tribune retirement plan allows you to diversify out of the Tribune Stock Fund (including shares allocated to your ESOP sub-account) at any time based on the current trading price of company stock. Contact the Hewitt Retirement Center at 800/872-2222 (option 1) for more information. In addition, employees who hold shares either individually or through the employee stock purchase plan (ESPP) may sell those shares on the open market at any time based on Tribune’s current trading price.

I tendered shares held in a Tribune retirement account. When will I see it reflected in my account?

If you tendered shares held in your Tribune retirement plan account, it will be reflected in your account during the week of June 4. A confirmation of your tendered retirement plan shares will be mailed to you at that time, as well. You may view your account online at www.yourretirementbenefits.net/tribune at any time.

I tendered shares held in the Tribune Employee Stock Purchase Plan (ESPP). How and when will I receive the proceeds?

If you tendered shares held in your employee stock purchase plan (ESPP), you will receive a check for the proceeds. Checks will be mailed to you at the address on file with the ESPP plan administrator beginning the week of June 4.

When a matter is brought to the shareholders/employees, will each employee now have 1 vote that will be tabulated and GreatBanc execute that majority decision?

No. Following the merger closing, the ESOP will be the company’s sole shareholder.  GreatBanc Trust Company, as ESOP Trustee, is responsible for acting on behalf of the company’s employees, as ESOP plan participants.  GreatBanc is legally required to act in the best interest of all plan participants.

Following the merger closing, GreatBanc will vote the ESOP shares on all matters submitted to a shareholder vote, including the annual election of directors.  Only in the case of certain specified events, such as a merger, recapitalization or sale of substantially all the assets of a Tribune business, will employees have the right to direct GreatBanc as to the exercise of any shareholder voting rights attributable to allocated shares in their ESOP accounts.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger transaction, Tribune Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Tribune with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on Tribune’s website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by Tribune with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tribune Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of Tribune in connection with the proposed merger transaction. Information about Tribune and its directors and executive officers and their ownership of Tribune common stock is set forth in the accompanying proxy statement for Tribune’s 2007 Annual Meeting of Shareholders. Shareholders and investors may obtain additional information regarding the interests of Tribune Company and its directors and executive officers in the merger transaction, which may be different than those of Tribune’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger transaction, which will be filed with the SEC.

Forward-Looking Statements

This document contains certain comments or forward-looking statements that are based largely on the company’s current expectations and are subject to certain risks, trends and uncertainties. You can identify these and other forward looking statements by the use of such words as “will,” “expect,” “plans,” “believes,” “estimates,” “intend,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Actual results could differ materially from the expectations expressed in these statements. Factors that could cause actual results to differ include risks related to the transactions being consummated; the risk that required regulatory approvals or financing might not be obtained in a timely manner, without conditions, or at all; the impact of the substantial indebtedness incurred to finance the consummation of the tender offer and the merger; the ability to satisfy all closing conditions in the definitive agreements; difficulties in retaining employees as a result of the merger agreement; risks of unforeseen material adverse changes to our business or operations; risks that the proposed transaction disrupts current plans, operations, and business growth initiatives; the risk associated with the outcome of any legal proceedings that may be instituted against Tribune and others following announcement of the merger agreement; and other factors described in Tribune’s publicly available reports filed with the SEC, including the most current annual 10-K report and quarterly 10-Q report, which contain a discussion of various factors that may affect Tribune’s business or financial results. These factors, including also the ability to complete the tender offer or the merger, could cause actual future performance to differ materially from current expectations. Tribune is not responsible for updating the information contained in this document beyond the published date, or for changes made to this document by wire services or Internet service providers. Tribune’s next quarterly 10-Q report to be filed with the SEC may contain updates to the information included in this document.

Press Release

TRIBUNE ANNOUNCES FINAL RESULTS OF TENDER OFFER

CHICAGO, May 31, 2007—Tribune Company (NYSE: TRB) today announced the final results of its tender offer which expired at 5:00 p.m., New York time, on Thursday, May 24, 2007. Tribune has accepted for payment 126,000,000 of the 218,132,108 shares tendered in the tender offer, at a price of $34.00 per share. The shares tendered represent approximately 90 percent of shares outstanding, and the shares that Tribune will repurchase represent approximately 52 percent of shares outstanding.  Following the repurchase, Tribune will have approximately 117,000,000 shares of common stock outstanding.

Because more than 126,000,000 shares were tendered in the tender offer, proration of tendered shares, except for “odd lots” (lots held by owners of less than 100 shares), was required. Based on the number of shares tendered, the company will apply a proration factor of 0.5771140650. The proration factor is based on the ratio of 126,000,000 shares (the total number of shares to be repurchased) to the total number of shares properly tendered and not properly withdrawn by all shareholders, other than “odd lot” holders.

The company will commence payment for shares purchased in the tender offer promptly and in any event no later than June 5, 2007. Payment for shares purchased will be made in cash, without interest. The company will promptly return shares that it does not purchase to the tendering stockholders at the company’s expense.

“We are pleased with the results of the tender offer and its successful conclusion,” said Dennis FitzSimons, Tribune chairman, president and chief executive officer. “The first stage of our transaction that will result in Tribune Company going private is now complete. We look forward to obtaining the necessary approvals for the next stage of the transaction and to completing the transition to a private company.”

Merrill Lynch & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC served as Co-Dealer Managers for the tender offer. Innisfree M&A Incorporated served as Information Agent and Computershare Trust Company, N.A. served as the Depositary. Any questions about the tender offer may be directed to Innisfree M&A at 501 Madison Avenue, New York, NY 10022, telephone (877) 825-8621 (banker and brokerage firms call collect (212) 750-5833).

:: :: ::

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed merger transaction, Tribune Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED

MERGER TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Tribune with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on Tribune’s website at www.tribune.com or by directing a request to Tribune Company, 435 North Michigan Avenue, Chicago, IL 60611, Attention: Investor Relations. You may also read and copy any reports, statements and other information filed by Tribune with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tribune Company and its directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of Tribune in connection with the proposed merger transaction.  Information about Tribune and its directors and executive officers and their ownership of Tribune common stock is set forth in the proxy statement for Tribune’s Annual Meeting of Shareholders, which Tribune is required to file with the SEC. Shareholders and investors may obtain additional information regarding the interests of Tribune Company and its directors and executive officers in the merger transaction, which may be different than those of Tribune’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger transaction, which will be filed with the SEC.

Forward-Looking Statements

This press release contains certain comments or forward-looking statements that are based largely on the company’s current expectations and are subject to certain risks, trends and uncertainties.  You can identify these and other forward looking statements by the use of such words as “will,” “expect,” “plans,” “believes,” “estimates,” “intend,” “continue,” or the negative of such terms, or other comparable terminology.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Actual results could differ materially from the expectations expressed in these statements.  Factors that could cause actual results to differ include risks related to the transactions being consummated; the risk that required regulatory approvals or financing might not be obtained in a timely manner, without conditions, or at all; the impact of the substantial indebtedness incurred to finance the consummation of the merger; the ability to satisfy all closing conditions in the definitive agreements; difficulties in retaining employees as a result of the merger agreement; risks of unforeseen material adverse changes to our business or operations; risks that the proposed transaction disrupts current plans, operations, and business growth initiatives; the risk associated with the outcome of any legal proceedings that may be instituted against Tribune and others following announcement of the merger agreement; and other factors described in Tribune’s publicly available reports filed with the SEC, including the most current annual 10-K report, which contain a discussion of various factors that may affect Tribune’s business or financial results. These factors, including also the ability to complete the merger, could cause actual future performance to differ materially from current expectations.

Tribune is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers.

TRIBUNE (NYSE:TRB) is one of the country’s top media companies, operating businesses in publishing, interactive and broadcasting. It reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets.  In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune, Newsday (Long Island, N.Y.), The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel and Hartford Courant.  The company’s broadcasting group operates 23 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.

MEDIA CONTACTS:	INVESTOR CONTACT:
Gary Weitman	Ruthellyn Musil
312/222-3394 (office)	312/222-3787 (office)
312/222-1573 (fax)	312/222-1573 (fax)
gweitman@tribune.com	rmusil@tribune.com